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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-49957-01 of Eagle-Picher Holdings, Inc. on Form S-4 of our report dated January 28, 2000, appearing in this Annual Report on Form 10-K of Eagle-Picher Holdings, Inc. and subsidiaries for the year ended November 30, 1999.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
February 28, 2000